HAGGAI WALLENSTEIN & Co. C.P.A. (Isr.)




                      CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



          As independent public accountants, we hereby consent to the incorporation by reference in Ampal American Israel Corporation's amendment No. 2 to the registration statement on Form S-2 (File No. 33-51023) of our report on the consolidated financial statements of RED SEA MARINELAND HOLDING (1973) LTD. AND ITS SUBSIDIARY dated March 25, 1992, included in Ampal American Israel Corporation's FORM 10K for the year ended December 31, 1991, and to all references to our firm included in such registration statement.




          HAGGAI WALLENSTEIN & CO.
          Certified Public Accounts (Isr.)

          January 21, 1994